Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Investors:	Media:

Glenn Sblendorio	Chris Smith
Chief Financial Officer	Public Relations & Corporate Communications
T: 212-824-3100	T: 212-824-3203
E-mail: glenn.sblendorio@eyetech.com	E-mail: chris.smith@eyetech.com
www.eyetech.com	www.eyetech.com
Eyetech Provides Update on Status of Pending Acquisition by OSI Pharmaceuticals
Stockholders overwhelmingly approve merger
NEW YORK, November 10, 2005 — Eyetech Pharmaceuticals, Inc. (Nasdaq: EYET) provided an update today on the status of its pending acquisition by OSI Pharmaceuticals, Inc. (Nasdaq: OSIP).
Eyetech today held its special meeting of stockholders to consider adoption of the merger agreement with OSI. At that meeting, more than 71% of Eyetech’s outstanding shares of common stock were voted in favor of adoption of the merger agreement, which is well in excess of the majority of outstanding shares required to adopt the merger agreement under Delaware law. As a result, Eyetech believes that all of the conditions to OSI’s obligations to close its acquisition of Eyetech have been satisfied.
The parties have scheduled the closing for 10:00 a.m. on Monday, November 14, 2005. OSI advised Eyetech that OSI’s board of directors wants to take time to assess the possible impact of Genentech, Inc.’s November 7, 2005 announcement of preliminary data from a Phase III clinical study called ANCHOR of Genentech’s Lucentis product candidate. OSI has further advised Eyetech that OSI has made no decision at this time

Eyetech Provides Update on Status of Pending Acquisition by OSI Pharmaceuticals

not to proceed with the closing, and that OSI wants the time to permit OSI’s board of directors to fulfill its fiduciary obligation to assess the implications of the Lucentis data.
Eyetech believes that it is clear under the merger agreement that OSI has no basis to claim either that a “material adverse effect” has occurred or that OSI has any other grounds not to close the merger. Specifically, the disclosure schedule to the OSI/Eyetech merger agreement lists various events that are exceptions from the absence of changes representation by Eyetech and, therefore, cannot be the basis for a determination of whether a “material adverse effect” has occurred. This list includes a number of developments with respect to Lucentis that were expected to occur following signing of the merger agreement and prior to closing. One of the items in this list is that “the data from the ANCHOR study is expected to provide continued support for the efficacy and safety of Lucentis in treating AMD.” Eyetech intends to insist on strict compliance with the merger agreement.
About Eyetech
Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech’s initial focus is on diseases affecting the back of the eye. Eyetech is commercializing and further developing Macugen® (pegaptanib sodium injection) with Pfizer Inc for the treatment of neovascular AMD. Macugen is also being studied for other indications, including DME, diabetic retinopathy and RVO.
Additional Information About the Merger and Where to Find It
OSI and Eyetech have entered into a definitive merger agreement whereby OSI has agreed to acquire Eyetech. OSI filed a registration statement on Form S-4 with the Securities and Exchange Commission (SEC) containing a proxy statement/prospectus in connection with the proposed merger. The registration statement has been declared effective and the proxy statement/prospectus has been mailed to the stockholders of Eyetech to consider and vote upon the proposed merger at a special meeting scheduled

Eyetech Provides Update on Status of Pending Acquisition by OSI Pharmaceuticals

for November 10, 2005. Investors and stockholders are urged to carefully read the proxy statement/prospectus and other relevant materials filed with the SEC because they contain important information about OSI, Eyetech, the merger, and other related matters. Investors and stockholders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at http://www.sec.gov. These documents can also be obtained for free from OSI by directing a request to OSI Investor Relations at 631-962-2000 and for free from Eyetech by directing a request to Eyetech Investor Relations at 212-824- 3100.
Participants in the Merger
OSI, Eyetech and their respective executive officers, directors and other members of management or employees may be deemed to be participants in the solicitation of proxies from Eyetech stockholders with respect to the transactions contemplated by the merger agreement. Information regarding OSI’s executive officers and directors is available in OSI’s Annual Report on Form 10-K for the year ended September 30, 2004 and its proxy statement dated February 2, 2005 for its 2005 Annual Meeting of Stockholders, which are filed with the SEC. Information regarding Eyetech’s executive officers and directors is available in Eyetech’s Annual Report on Form 10-K for the year ended December 31, 2004, its proxy statement dated April 11, 2005 for its 2005 Annual Meeting of Stockholders and its Current Report on Form 8-K dated June 15, 2005, which are filed with the SEC. You can obtain free copies of these documents from OSI and Eyetech using the contact information above. Additional information regarding interests of such participants are included in the registration statement containing the proxy statement/prospectus that has been filed with the SEC and is available free of charge as indicated above.
In addition, in connection with the execution of the merger agreement, Dr. David Guyer, Eyetech’s Chief Executive Officer, Paul G. Chaney, Eyetech’s Chief Operating Officer, and Dr. Anthony P. Adamis, Eyetech’s Chief Scientific Officer, have entered into letter agreements with OSI setting forth the terms under which these individuals will continue their employment with OSI following the merger. Furthermore, in connection with the

Eyetech Provides Update on Status of Pending Acquisition by OSI Pharmaceuticals

execution of the merger agreement, Eyetech’s Board of Directors authorized the payment of transaction completion bonuses in the aggregate amount of $350,000. The recipients of these bonuses, and the amounts they may receive, are determined by Eyetech’s Board of Directors based on the recommendation of its Compensation Committee. Such recipients may include executive officers of Eyetech. Additional information regarding these arrangements and the interests of such participants is included in the registration statement containing the proxy statement/prospectus that has been filed with the SEC and is available free of charge as indicated above.
Safe Harbor Statement
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding the closing of the pending acquisition of Eyetech by OSI Pharmaceuticals are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to the closing of the pending merger with OSI and satisfaction of the closing conditions in the merger agreement. These and other risks are described in greater detail in the “Risk Factors” section of the proxy statement/prospectus on Form S-4 filed by OSI Pharmaceuticals, Inc. with the United States Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any future acquisitions, our pending acquisition by OSI, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.
###